Exhibit 10.4

SECOND AMENDMENT TO THE EXCLUSIVE LICENSE
AND DISTRIBUTION AGREEMENT

            This SECOND AMENDMENT TO THE EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT (hereinafter, the “Second Amendment”) is entered into and is effective as of this 29th day of June, 2001 (the “Effective Date”), by and between KING PHARMACEUTICALS, INC., a Tennessee corporation (hereinafter, “KING”), and NOVAVAX, INC., a Delaware corporation (hereinafter, “NOVAVAX”).

W I T N E S S E T H:

            WHEREAS, KING and NOVAVAX entered into the Exclusive License and Distribution Agreement dated as of January 8, 2001 (hereinafter, “the Exclusive License and Distribution Agreement”), as amended by the First Amendment to the Exclusive License and Distribution Agreement dated as of the date hereof (hereinafter, the “First Amendment”);

            WHEREAS, the parties now desire to modify certain provisions of the Exclusive License and Distribution Agreement, as more specifically set forth below;

            WHEREAS, KING and NOVAVAX each desire to expand the original Territory in the Exclusive License and Distribution Agreement to now include Canada, Italy, the Netherlands, Greece, Switzerland and Spain;

            WHEREAS, King desires to pay NOVAVAX and NOVAVAX desires to receive from KING additional monies for expanding the original Territory in the Exclusive License and Distribution Agreement to include Canada, Italy, the Netherlands, Greece, Switzerland and Spain;

            WHEREAS, KING and NOVAVAX each desire to amend the definition of the term Territory in ANNEX I, entitled “DEFINITIONS”, attached to the Exclusive License and Distribution Agreement and as amended in the First Amendment, to include Canada, Italy, the Netherlands, Greece, Switzerland and Spain;

            WHEREAS, KING and NOVAVAX each desire to amend the definition of the term Purchase Price in ANNEX I, entitled “DEFINITIONS”, attached to the Exclusive License and Distribution Agreement and as amended in the First Amendment; and

            WHEREAS, KING and NOVAVAX each desire to add Canadian Territory, European Territory, and Original Territory, as newly defined terms to

ANNEX I, entitled “DEFINITIONS”, attached to the Exclusive License and Distribution Agreement and as amended in the First Amendment.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

      1.01      KING and NOVAVAX agree that capitalized terms used herein but not otherwise defined shall have the same meanings set forth in the Exclusive License and Distribution Agreement, as amended by the First Amendment.

      1.02      KING and NOVAVAX agree that ANNEX I, entitled “DEFINITIONS”, attached to the Exclusive License and Distribution Agreement, is hereby amended by adding Original Territory, Canadian Territory, European Territory, Original Territory Purchase Price, Canadian Purchase Price, and European Purchase Price and Regulatory Assets as newly defined terms thereto, as follows:

      “Canadian Purchase Price” shall have the meaning set forth in Section 5.1(a)(2).

      “Canadian Territory” shall mean Canada, its territories and possessions.

      “European Purchase Price” shall have the meaning set forth in Section 5.1(a)(3).

      “European Territory” shall mean, collectively, Italy; the Netherlands; Greece; Switzerland; and Spain, including their territories and possessions.

      “Original Territory” shall mean anywhere in the world except the United States, its territories and possessions, the District of Columbia, the Commonwealth of Puerto Rico, the Canadian Territory, and the European Territory.

      “Original Territory Purchase Price” shall have the meaning set forth in Section 5.1(a)(1).

      “Regulatory Assets” shall mean all registrations, regulatory files, applications, approvals, licenses, franchises, certificates of compliance and permits relating to the Products from any governmental authority which regulates the manufacturing, marketing and/or the sale of drugs or medical products in the Territory, including, without limitation, any and all NDAs, whether issued, pending, or in draft form, and all records, reports, data and other information concerning any of the Products required to be kept under applicable laws in the

Territory and all correspondence to or from all governmental authorities in the Territory which relates to the Products.

      1.03       KING and NOVAVAX agree that the terms “Cost of Products”, “Purchase Price” and “Territory”, and, as set forth in ANNEX I, entitled DEFINITIONS, attached to the Exclusive License and Distribution Agreement, are hereby deleted and replaced in their entirety with the following definitions:

      “Cost of Products” shall mean (i) the amount equal to the fully allocated costs of the Products incurred by NOVAVAX in connection with manufacturing the Products, and NOVAVAX’s performance of this Agreement, in accordance with GAAP or (ii) in the event the Products are being manufactured by a third party for NOVAVAX, then the “Cost of Products” shall mean the invoice amounts actually paid by NOVAVAX to such third party to purchase the Products.

      “Purchase Price” shall mean either the Original Territory Purchase Price, Canadian Purchase Price and/or European Purchase Price, as applicable.

      “Territory” shall mean anywhere in the world except the United States, its territories and possessions, the District of Columbia, and the Commonwealth of Puerto Rico.

      1.04       KING and NOVAVAX agree that the following Section 2.5 shall be added to the Exclusive License and Distribution Agreement:

            2.5       Additional Trademark Filings.

            NOVAVAX shall file and register the NOVAVAX Trademarks in such additional countries in the Territory as KING shall reasonably request, and each such filing and registration shall be included in the trademarks licensed to KING under this Agreement.

      1.05       KING and NOVAVAX agree that the following sentence shall be added to the end of Section 4.2 of the Exclusive License and Distribution Agreement:

            Notwithstanding anything to the contrary contained in this Agreement, KING shall own all right, title and interest in and to the Regulatory Assets.

      1.06       KING and NOVAVAX agree that original Section 5, entitled FEES and EXPENSES, of the Exclusive License and Distribution Agreement is hereby deleted and replaced in its entirety with the following new Section 5, entitled FEES and EXPENSES:

      5.       FEES and EXPENSES

            5.1       Purchase Price.

                  (a)       KING and NOVAVAX agree that the Purchase Price for Product shall be as follows:

                        (1)       For those Products sold by KING in the Original Territory, KING shall purchase from NOVAVAX, and NOVAVAX shall sell to KING, the Products at the price equal to the Cost of Products plus ten percent (10%) (the “Original Territory Purchase Price”). NOVAVAX may, from time to time, upon thirty (30) calendar days written notice to KING, increase the Original Territory Purchase Price for one or more Products sold by King in the Original Territory by an amount equal to the increase in NOVAVAX’s costs for labor and materials used in connection with the manufacture, storage and/or delivery to KING of such Products; provided, however, that during the twelve (12) month period following the Effective Date, NOVAVAX shall not increase the Original Territory Purchase Price for any Product because of any increased labor cost experienced by NOVAVAX. Notwithstanding anything to the contrary in the above Section 5.1(a)(1), in no event shall the total percentage increase in the Original Territory Purchase Price in any calendar year during the Term exceed the percentage increase in the Pharmaceutical Producer Price Index, Pharmaceutical Preparations, Ethical (Prescription) series code PCU-2834 #1, published by the United States Department of Labor, Bureau of Labor Statistics (the “PPPI”) for such calendar year.

                        (2)       For those Products sold by KING in the Canadian Territory, KING shall purchase from NOVAVAX, and NOVAVAX shall sell to KING, the Products at the price equal to the Cost of Products plus twelve percent (12%) (the “Canadian Purchase Price”). NOVAVAX may, from time to time, upon thirty (30) calendar days written notice to KING, increase the Canadian Purchase Price for one or more Products sold by King in the Canadian Territory by an amount equal to the increase in NOVAVAX’s costs for labor and materials used in connection with the manufacture, storage and/or delivery to KING of such Products; provided, however, that during the twelve (12) month period following the Effective Date of this Second Amendment, NOVAVAX shall not increase the Canadian Purchase Price for any Product because of any increased labor cost experienced by NOVAVAX. Notwithstanding anything to the contrary in the above Section 5.1(a)(2), in no event shall the total percentage increase in the Canadian Purchase Price in any calendar year during the Term exceed the percentage increase in the PPPI for such calendar year.

                        (3)       For those Products sold by KING in the European Territory, KING shall purchase from NOVAVAX, and NOVAVAX shall sell to KING, the Products at the price equal to the Cost of Products plus twenty percent (20%) (the “European Purchase Price”). NOVAVAX may, from time to time, upon thirty (30) calendar days written notice to KING, increase the European Purchase Price for one or more Products sold by KING in the European Territory by an amount equal to the increase in NOVAVAX’s costs for labor and materials used in connection with the manufacture, storage and/or delivery to KING of such European Products; provided, however, that during the twelve (12) month period following the Effective Date of this Second Amendment, NOVAVAX shall not increase the European Purchase Price for any Product because of any increased labor cost experienced by NOVAVAX. Notwithstanding anything to the contrary in the above Section 5.1(a)(3), in no event shall the total percentage increase in the European Purchase Price in any calendar year during the Term exceed the percentage increase in the PPPI for such calendar year.

                  (b)       In addition to the Purchase Price, KING shall pay all actual freight, insurance and government sales, use, excise, property, import, export or similar taxes or excises imposed on purchases for resale, and duties and other fees (except tax on income to NOVAVAX) incurred in connection with the sale and shipment of the Products to KING.

                  (c)       NOVAVAX shall keep adequate and complete records, in accordance with GAAP, of all Costs of Products. Such records shall include all information necessary to verify the total amount and computation of the Purchase Price due hereunder and NOVAVAX’s compliance with the terms and conditions of this Agreement, and shall be available once per year to inspection by or on behalf of KING during normal business hours, upon reasonable notice, to verify such costs and whether an increase in such costs has occurred and to verify NOVAVAX’s compliance with this Agreement. NOVAVAX shall retain such records for not fewer than twenty-four (24) months after the close of any calendar year to which they relate or such period as required by the FDA. NOVAVAX agrees to make prompt adjustment, if necessary, to compensate for any errors or omissions disclosed by such inspection. Should such inspection reveal a shortfall of more than three percent (3%) between the costs actually incurred and the Costs of Products reported to KING, the cost of such inspection shall be paid by NOVAVAX.

                  (d)       Payments to NOVAVAX for the Purchase Price of delivered Products shall be made by KING within thirty (30) days after the later of (i) the date of delivery thereof to the destination specified by KING, or (ii) the date of invoice from NOVAVAX.

                5.2       Royalty Payment.

                        (a)       In addition to the amounts paid under Section 5.1:

                              (1)       With respect to Products sold in the Original Territory, KING agrees to pay royalties only on the Net Sales of such Products at a rate of seven and one-half percent (7.5%) of Net Sales of such Products. Such royalties are payable forty-five (45) days after the end of each Calendar Quarter in which such Products are sold in the Original Territory during the Term of this Agreement;

                              (2)       With respect to Products sold in the Canadian Territory, KING agrees to pay royalties only on the Net Sales of such Products at a rate of nine percent (9.0%) of Net Sales of such Products. Such royalties are payable forty-five (45) days after the end of each Calendar Quarter in which such Products are sold in the Canadian Territory during the Term of this Agreement; and

                              (3)       With respect to Products sold in the European Territory, KING agrees to pay royalties only on the Net Sales of such Products at a rate of eight percent (8.0%) of Net Sales of such Products. Such royalties are payable forty-five (45) days after the end of each Calendar Quarter in which such Products are sold in the European Territory during the Term of this Agreement.

                        (b)       KING shall keep adequate and complete records, in accordance with GAAP, showing all Net Sales of Products with respect to which royalties are due under this Agreement. Such records shall include all information necessary to verify the total amount and computation of royalties due hereunder and KING’s compliance with the terms and conditions of this Agreement, and shall be available once per year to inspection by or on behalf of NOVAVAX during normal business hours, upon reasonable notice, to verify the amounts thereof or to ascertain such amounts in the event of a failure of KING to report and to verify KING’s compliance with this Agreement. KING shall retain such records for not fewer than twenty-four (24) months after the close of any calendar year to which they relate or such period as required by the FDA. KING agrees to make prompt adjustment, if necessary, to compensate for any errors or omissions disclosed by such inspection. Should such inspection reveal a shortfall of more than three percent (3%) between the royalties reported and those actually owed by KING, the cost of such inspection shall be paid by KING.

                5.3       Distribution, Warehousing, Billing, Pricing.

                        KING (and/or its Affiliates) shall have the sole responsibility for the distribution, warehousing, billing and order confirmation of the Products to be sold in the Territory after receipt at the designated destination and for the collection of receivables resulting from sales of the Products in the Territory. KING shall have the sole authority to determine the price of the Products in the Territory during the Term, including resale price increases and decreases and the timing thereof.

            5.4       Milestones Payments.

                  Subject to the satisfaction of the conditions set forth below, KING shall pay NOVAVAX a total of Six Million Dollars ($6,000,000) in milestone payments for acquiring the exclusive right hereunder to promote, market, distribute and sell Product in the Canadian Territory and the European Territory, as follows:

                        (a)       KING shall pay NOVAVAX a one time fee in the amount of Three Million Dollars ($3,000,000) upon execution of this Second Amendment;

                        (b)       KING shall pay NOVAVAX a one time fee in the amount of One Million Dollars ($1,000,000) upon receipt of written notice issued by an appropriate regulatory authority in the Canadian Territory which grants final approval to market ESTRASORB™ in the Canadian Territory; and

                        (c)       KING shall pay NOVAVAX a one time fee in the amount of Two Million Dollars ($2,000,000) upon receipt of written notice issued by an appropriate regulatory authority in any one of the countries in the European Territory which grants final approval to market ESTRASORB™ in at least one of the countries in the European Territory. Other than the one time payment of Two Million Dollars ($2,000,000) described in the previous sentence, no additional fees or consideration shall be payable to NOVAVAX in connection with any subsequent notices issued by any authorities in the European Territory.

      1.07       Except as otherwise expressly provided in this Second Amendment, KING and NOVAVAX agree that all provisions of the Exclusive License and Distribution Agreement, as amended by the First Amendment, are hereby ratified and agreed to be in full force and effect, and are incorporated herein by reference.

      1.08       The Exclusive License and Distribution Agreement, as amended by the First Amendment and this Second Amendment, and the Confidentiality Agreements contain the entire agreement among the parties with respect to the transactions contemplated herein and supersede any prior agreements, understandings or arrangements between them, whether oral or in writing. This Second Amendment may not be amended, modified, altered or supplemented except by means of a written agreement or other instrument executed by both of the parties hereto. No course of conduct or dealing between the parties shall act as a modification or waiver of any provisions of this Second Amendment.

      1.09       This Second Amendment may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Second Amendment to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto. Original signatures transmitted by facsimile shall be acceptable to purposes of executing this Second Amendment. If original signatures are transmitted by facsimile, the parties shall endeavor in good faith to deliver to each other executed counterpart originals as soon as practicable after the date of this Second Amendment.

      IN WITNESS WHEREOF, each of the parties hereto has executed this Second Amendment, or has caused this Second Amendment to be duly executed and delivered in its name on its behalf, all as of the Effective Date first above written.

KING PHARMACEUTICALS, INC.	NOVAVAX, INC.

By:	By:

Name:	Name:

Title:	Title: